PROMISSORY NOTE
(this “Note”)

$100,000,000.00

Houston, Texas                                                                                                                                            October 8, 2008

     FOR VALUE RECEIVED and WITHOUT GRACE (except to the extent, if any, provided in the Credit Agreement referred to hereinafter), the undersigned (“Maker”) promises to pay to the order of AMEGY BANK NATIONAL ASSOCIATION (“Payee”), at the banking quarters of Amegy Bank National Association (in its capacity as agent for the lenders party to the Credit Agreement referred to hereinafter, the “Agent”), in Houston, Harris County, Texas, the sum of ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00) or so much thereof as may be advanced against this Note and remains unpaid pursuant to the Credit Agreement dated October 8, 2008 by and among Maker, the lenders signatory thereto or bound thereby from time to time, including, without limitation, Payee, and Amegy Bank National Association, in its capacities as administrative agent, issuing bank for letters of credit issued thereunder and collateral agent for such lenders and, under certain circumstances, certain other parties (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), together with interest at the rates and calculated as provided in the Credit Agreement.

     Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the respective meanings assigned to such terms in the Credit Agreement.

     This Note is issued pursuant to, is a “Note” under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

Without being limited thereto or thereby, this Note is secured by the Security Documents.

     THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

LUCAS ENERGY, INC.

By: ___________________
W. A. Sikora
President and Chief
Executive Officer

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